UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2023

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value Preferred Stock Purchase Rights	KSS —	New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 2, 2023, Kohl’s Corporation (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) by and among the Company, Macellum Badger Fund, LP and certain of its affiliates (collectively, the “Macellum Group”). Item 5.02 of this Current Report on Form 8-K contains a description of the material terms of the Cooperation Agreement, which description is incorporated by reference in this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 2, 2023, the Board of Directors (the “Board”) of the Company appointed Thomas Kingsbury as Chief Executive Officer (“CEO”) of the Company, effective as of February 2, 2023. Mr. Kingsbury has served as Interim Chief Executive Officer since December 2, 2022. Mr. Kingsbury has served as a director of the Company since 2021 and will continue to serve on the Board.

Mr. Kingsbury, age 70, previously served as President and Chief Executive Officer of Burlington Stores, Inc. from 2008 to 2019, and as Chair of the board of Burlington Stores, Inc. from 2014 to 2020. Prior to that, he served as Senior Executive Vice President - Information Services, E-Commerce, Marketing and Business Development - with Kohl’s, Inc. from 2006 to 2008. Prior to joining Kohl’s, Inc., Mr. Kingsbury held various management positions with The May Department Stores Company, an operator of department store chains, commencing in 1976 and as President and Chief Executive Officer of the Filene’s division from 2000 to 2006. As of the date hereof, Mr. Kingsbury serves as a director on the board of directors of the Company, Tractor Supply Company, BJ’s Wholesale Club Holdings, Inc., and Big Lots, Inc.

In connection with the foregoing, the Company entered into the Cooperation Agreement by and among the Company and the Macellum Group.

From the period commencing on the date of the Cooperation Agreement and ending on the 18-month anniversary of the date Mr. Kingsbury is no longer CEO of the Company (the “Standstill Period”), the Cooperation Agreement provides that the Macellum Group will be subject to customary standstill obligations.

The Cooperation Agreement also provides that during the Standstill Period the Macellum Group, which holds over 4% of the outstanding Company common stock, will vote all shares beneficially owned by the Macellum Group in favor of each of the directors nominated by the Board and, subject to limited exceptions, consistent with the recommendation of the Board on all other matters at each annual and special meeting of the Company’s shareholders.

During the Standstill Period, the Company and the Macellum Group are subject to customary mutual non-disparagement obligations pursuant to the Cooperation Agreement.

The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events

The Company issued a press release on February 2, 2023 announcing the appointment of Mr. Kingsbury as CEO. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of February 2, 2023, by and among Kohl’s Corporation, Macellum Badger Fund, LP and certain of its affiliates.

99.1	Press Release dated February 2, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2023

KOHL’S CORPORATION

By:	/s/ Jason J. Kelroy
Jason J. Kelroy
Senior Executive Vice President, General Counsel & Corporate Secretary